Exhibit 99.1

Investor Relations:

Christopher Taylor

781-398-2466

Media Relations:

Sarah Emond

781-398-2544

For Immediate Release

Oscient Pharmaceuticals Regains Compliance with NASDAQ Listing Requirements

Waltham, Mass., February 7, 2008 – Oscient Pharmaceuticals Corporation (Nasdaq: OSCI) today announced that the Company received a determination from The NASDAQ Stock Market indicating that the Company has evidenced full compliance with all requirements for continued listing on The NASDAQ Global Market. Accordingly, the Company’s securities will continue to trade on The NASDAQ Global Market.

On February 6, 2008, the Company filed its Form 10-K for the fiscal year ended December 31, 2007, which reported total assets of approximately $274 million and total revenue of approximately $80 million. As a result, NASDAQ rendered its determination that the Company complies with the $50 million in total assets and $50 million in total revenue standard and all other requirements for continued listing on The NASDAQ Global Market.

About Oscient Pharmaceuticals

Oscient Pharmaceuticals Corporation is a commercial-stage pharmaceutical company marketing two FDA-approved products in the United States; ANTARA® (fenofibrate) capsules, a cardiovascular product and FACTIVE® (gemifloxacin mesylate) tablets, a fluoroquinolone antibiotic. ANTARA is indicated for the adjunct treatment of hypercholesterolemia (high blood cholesterol) and hypertriglyceridemia (high triglycerides) in combination with diet. FACTIVE is approved for the treatment of acute bacterial exacerbations of chronic bronchitis and community-acquired pneumonia of mild to moderate severity. Oscient promotes ANTARA and FACTIVE through a nationwide sales force calling on primary care physicians, cardiologists, endocrinologists and pulmonologists. The Company also has a novel, late-stage antibiotic candidate, Ramoplanin, for the treatment of Clostridium difficile-associated disease (CDAD).

For important information regarding the safety and use of ANTARA and FACTIVE, please see the full prescribing information available at www.antararx.com and www.factive.com.

Forward-Looking Statement

This news release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements with regard to (i) the Company’s ongoing compliance with continued listing requirements of The NASDAQ Global Market and (ii) the continued trading of the Company’s securities on The NASDAQ Global Market. Forward-looking statements represent our management’s judgment regarding future events. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “intend,” “anticipate,” “estimate,” and similar words, although some forward-looking statements are expressed differently. We do not plan to update these forward-looking statements. You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of risks affecting our business. These risks include, but are not limited to (a) events or developments affecting the Company’s stockholders’ equity, market performance, total assets or total revenues; (b) our ability to maintain compliance with all of The NASDAQ Global Market rules and requirements; (c) our ability to successfully commercialize and market ANTARA or FACTIVE due to: the limitations on our resources and experience in the

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Oscient Pharmaceuticals/ 1000 Winter Street Waltham MA 02451

t: 781.398.2300 f: 781.893.9535 www.oscient.com

NASDAQ Compliance Confirmed

February 7, 2008

commercialization of products; lack of acceptance by physicians, patients and third party payors; unanticipated safety, product liability, efficacy, or other regulatory issues; delays in recruiting and training sales personnel; problems relating to manufacturing or supply; delays in the supply of products by the third party manufacturers and suppliers on which we rely; inadequate distribution of the products by wholesalers, pharmacies, hospitals and other customers; and competition from other products; (d) the delay in or inability to obtain additional regulatory approvals of our products and product candidates due to negative, inconclusive or insufficient results in ongoing or future clinical trials, the FDA requiring additional information or data, delays in the progress of ongoing clinical trials, safety concerns arising with respect to our products or product candidates and disputes with the third parties from whom we license our products or product candidate; and (e) claims against us by third parties, including claims relating to our intellectual property position. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ending December 31, 2007 and in other filings that we may make with the Securities and Exchange Commission from time to time.

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